Exhibit 7.3

AMENDMENT NO. 1
TO
AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This Amendment No. 1 to Amended and Restated Shareholders Agreement (this “Amendment”), dated as of May 18, 2011, by and among the investors listed under the heading “THL Investors” on the signature pages hereto (the “THL Investors”) and the investors listed under the heading “GS Investors” on the signature pages hereto (the “GS Investors” and, together with the THL Investors, the “Investors”).  The Investors are sometimes referred to herein collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Parties are parties to an Amended and Restated Shareholders Agreement (the “Original Agreement”), dated as of March 17, 2008;

WHEREAS, on March 7, 2011 the Parties and MoneyGram International, Inc., a Delaware corporation, entered into a Recapitalization Agreement, as amended by Amendment No. 1 to Recapitalization Agreement, dated May 4, 2011 (the “Recapitalization Agreement”);

WHEREAS, the date of this Amendment is the same as the Closing Date (as such term is defined in the Recapitalization Agreement);

WHEREAS, the Parties agreed, pursuant to Section 5.4(j) of the Recapitalization Agreement (“Section 5.4(j)”), to the amendment, effective as of, and subject to, the Closing (as such term is defined in the Recapitalization Agreement), of certain terms contained in the Original Agreement and this Amendment confirms such agreement set forth in Section 5.4(j); and

WHEREAS, the Parties desire to amend the Original Agreement, as set forth herein, to give effect to Section 5.4(j).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

1.           Definitions.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

2.           Amendments.  Effective as of, and subject to, the Closing (as such term is defined in the Recapitalization Agreement):

(a)           The first and second sentences of Section 5.2 of the Original Agreement are hereby amended and restated in their entirety as follows:

“The Shareholders agree that the GS Parties shall be entitled to exercise two of the six Demand Registrations (as defined in the Registration Rights Agreement) that the Holders (as defined in the Registration Rights Agreement) have been granted pursuant to Section 2.1(d) of the Registration Rights Agreement and upon the written request of the GS Parties, the THL Parties shall take all Necessary Action to cause the Holders’ Representative (as defined in the Registration Rights Agreement) to take all such actions to effect such Demand Registrations in accordance with Section 2.1 of the Registration Rights Agreement. In addition, the THL Parties shall cause the Holders’ Representative not to take any action or refrain from taking any action or make any determination under Article II of the Registration Rights Agreement with respect to such Demand Registrations without the prior written consent of the GS Parties.”

(b)           The defined term “Securities” in the Original Agreement is hereby amended and restated in its entirety as follows:

““Securities” means, with respect to any Person, (i) the Preferred Stock purchased by such Person under the Purchase Agreement, (ii) the Common Stock and the Series D Participating Convertible Preferred Stock of the Company issued to such Person pursuant to the Recapitalization Agreement, dated as of March 7, 2011, among the Company and the other parties thereto, as amended from time to time, and (iii) any securities into which any of the securities described in clauses (i) and (ii) are converted, exchanged or exercised in accordance with the terms thereof.”

(c)           The Original Agreement is hereby amended such that at the start of the day on the nine (9) month anniversary of the Closing Date (as such term is defined in the Recapitalization Agreement), SPCP Group, LLC shall cease to be a party to the Shareholders Agreement without any further action or formality on the part of any party thereto.

3.           No Other Amendments.  Except as amended hereby, the Original Agreement remains in full force and effect.

4.           Counterparts and Facsimile.  For the convenience of the Parties, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.           Governing Law; Jurisdiction. THIS AMENDMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AMENDMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AMENDMENT IN ANY COURT OTHER THAN A FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

THL INVESTORS:
THOMAS H. LEE EQUITY FUND VI, L.P.

By:	THL EQUITY ADVISORS VI, LLC, its general partner

By:	THOMAS H. LEE PARTNERS, L.P., its sole member

By:	THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Thomas M. Hagerty
Name: Thomas M. Hagerty
Title: Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.

By:	THL EQUITY ADVISORS VI, LLC, its general partner

By:	THOMAS H. LEE PARTNERS, L.P., its sole member

By:	THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Thomas M. Hagerty
Name: Thomas M. Hagerty
Title: Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

By:	THL EQUITY ADVISORS VI, LLC, its general partner

By:	THOMAS H. LEE PARTNERS, L.P., its sole member

By:	THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Thomas M. Hagerty
Name: Thomas M. Hagerty
Title: Managing Director

GREAT WEST INVESTORS L.P.

By:	THOMAS H. LEE ADVISORS, LLC, its attorney-in-fact

By:	/s/ Thomas M. Hagerty
Name: Thomas M. Hagerty
Title: Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC

By:	PUTNAM INVESTMENTS HOLDINGS LLC its managing member

By:	PUTNAM INVESTMENTS, LLC its managing member

By:	THOMAS H. LEE ADVISORS, LLC its attorney-in-fact

By:	/s/ Thomas M. Hagerty
Name: Thomas M. Hagerty
Title: Managing Director

THL COINVESTMENT PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P. its general partner

By:	THOMAS H. LEE ADVISORS, LLC its general partner

By:	/s/ Thomas M. Hagerty
Name: Thomas M. Hagerty
Title: Managing Director

THL OPERATING PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P. its general partner

By:	THOMAS H. LEE ADVISORS, LLC its general partner

By:	/s/ Thomas M. Hagerty
Name: Thomas M. Hagerty
Title: Managing Director

THL EQUITY FUND VI INVESTORS (MONEYGRAM), LLC

By:	THL EQUITY ADVISORS VI, LLC, its general partner

By:	THOMAS H. LEE PARTNERS, L.P., its sole member

By:	THOMAS H. LEE ADVISORS, LLC, its general partner

By:	/s/ Thomas M. Hagerty
Name: Thomas M. Hagerty
Title: Managing Director

SPCP GROUP, LLC

By:	Silver Point Capital, L.P. Its Investment Manager

By:	/s/ Frederick H. Fogel
Name: Frederick H. Fogel
Title: Authorized Signatory

GS INVESTORS:
THE GOLDMAN SACHS GROUP, INC.

By:	/s/ John E. Bowman
Name: John E. Bowman
Title: Attorney in Fact

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C., its General Partner

By:	/s/ John E. Bowman
Name: John E. Bowman
Title: Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	GSCP VI Offshore Advisors, L.L.C., General Partner

By:	/s/ John E. Bowman
Name: John E. Bowman
Title: Vice President

GS CAPITAL PARTNERS VI GmbH & Co. KG

By:	GS Advisors VI, L.L.C., its Managing Limited Partner

By:	/s/ John E. Bowman
Name: John E. Bowman
Title: Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C., its General Partner

By:	/s/ John E. Bowman
Name: John E. Bowman
Title: Vice President

GSMP V ONSHORE US, LTD.

By:	/s/ John E. Bowman
Name: John E. Bowman
Title: Vice President

GSMP V OFFSHORE US, LTD.

By:	/s/ John E. Bowman
Name: John E. Bowman
Title: Vice President

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ John E. Bowman
Name: John E. Bowman
Title: Vice President